Exhibit (q)(2)

POWER OF ATTORNEY

I, the undersigned Trustee of Ashmore Funds, hereby severally constitute and appoint each of Alexandra Autrey, George Grunebaum, Christopher Tsutsui, and Owen Meacham, and each of them singly, with full powers of substitution and resubstitution, my true and lawful attorney, with full power to him or her to sign for me, and in my name and in the capacity indicated below, any and all amendments (including pre- and post-effective amendments) to the Registration Statement of Ashmore Funds on Form N-1 A and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney full power and authority to do and perform each and every act and thing requisite or necessary to be done in the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney lawfully could do or cause to be done virtue hereof.

/s/ Michael Chamberlin	December 15, 2014
Michael Chamberlin, Trustee	Date